Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

TE CONNECTIVITY REPORTS SECOND QUARTER RESULTS

SCHAFFHAUSEN, Switzerland — Apr. 25, 2012 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal second quarter ended March 30, 2012.  The company reported net sales of $3.25 billion compared to prior year sales of $3.34 billion.  Diluted Earnings Per Share from Continuing Operations (GAAP EPS) were $0.62 for the quarter which included $0.05 of restructuring and other charges and $0.01 of acquisition-related charges.

Adjusted EPS were $0.68, equal to the prior year and above guidance of $0.62 to $0.66.  Free cash flow was $379 million for the quarter.

Total company orders were $3.3 billion in the second quarter.  The book-to-bill ratio was 1.01 overall, and 1.03 excluding the Subsea Communications business.

“We had a strong quarter in our Transportation Solutions segment and adjusted operating margins improved in all of our segments when compared to last quarter,” said TE Connectivity Chief Executive Officer Tom Lynch.  “In the third quarter, we expect sequential earnings growth to exceed 15% due to double-digit sales increases in our CIS and Networks segments and the addition of Deutsch.  We anticipate operating margins to be about 14% in the second half of our year and full year adjusted earnings per share to be in the range of $2.88 to $2.98.”

2012 OUTLOOK

For the third quarter, the Company expects net sales of $3.55 to $3.65 billion and adjusted EPS of $0.77 to $0.81.  GAAP EPS are expected to be $0.58 to $0.62, including restructuring and acquisition-related charges of $0.19.

For the full year, the Company expects sales of $13.5 to $13.8 billion and adjusted EPS of $2.88 to $2.98.  GAAP EPS are expected to be $2.50 to $2.60 including restructuring and acquisition-related charges of

$0.38.  This outlook compares to fiscal 2011 revenue of $13.5 billion and adjusted EPS of $2.95 excluding the additional week in 2011.

The Company’s outlook assumes current foreign exchange and commodity rates and includes the recently completed acquisition of Deutsch Group SAS.  The Company’s Touch Solutions and TE Professional Services businesses are included in discontinued operations for all periods.

FISCAL SECOND QUARTER RESULTS

($ in millions)	Mar. 30, 2012	Mar. 25, 2011	YoY
Net Sales	$3,249	$3,339	(3)%
Operating Income	$385	$392	(2)%
Restructuring and Other Charges	$32	$(5)
Acquisition Related Charges	$4	$46
Adjusted Operating Income	$421	$433	(3)%
Operating Margin	11.8%	11.7%
Adjusted Operating Margin	13.0%	13.0%

ADDITIONAL ITEMS

•                  On April 10, 2012, the Company announced the planned divestiture of its Touch Solutions and TE Professional Services businesses.  Total proceeds are expected to be approximately $400 million and the transactions are anticipated to close in the third fiscal quarter of 2012.

Information about TE Connectivity’s use of non-GAAP financial measures is described at the end of this press release.  For a reconciliation of these non-GAAP financial measures, see the attached tables.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a global, $14 billion company that designs and manufactures approximately 500,000 products that connect and protect the flow of power and data inside the products that touch every aspect of our lives. Our nearly 100,000 employees partner with customers in virtually every industry—from consumer electronics, energy and healthcare, to automotive, aerospace and communication networks—enabling smarter, faster, better technologies to connect products to possibilities. More information on TE Connectivity can be found at http://www.te.com.

CONFERENCE CALL AND WEBCAST

•                  The company will hold a conference call for investors today beginning at 8:30 a.m. EDT.

•                  Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of TE Connectivity’s website: http://investors.te.com.

•                  For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1059. The telephone dial-in number for participants outside the United States is (612) 332-0107.

•                  An audio replay of the conference call will be available beginning at 10:00 a.m. EDT on April 25, 2012 and ending at 11:59 p.m. on May 2, 2012. The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 242188.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by us to measure the underlying results and trends in the business.  The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates, acquisitions and divestitures, if any, and an additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length.  Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity and the impact of an additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length.  The limitation of this measure is that it excludes items that have an impact on our sales.  This limitation is best addressed by using organic sales growth in combination with the GAAP results.

We present operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Income”).  We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It also is a significant component in our incentive compensation plans.  Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any, that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income.  This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

We present operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Margin”).  We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results.  It also is a significant component in our incentive compensation plans.  This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

We present other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any (“Adjusted Other Income, Net”).  We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.  The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net.  This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Income Tax Expense”).  We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).  The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items, if any.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense.  This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”).  We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.  Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results.  This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Earnings Per Share”).  We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.  We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult.  It also is a significant component in our incentive compensation plans.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results.  This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of our performance and ability to generate cash.  It also is a significant component in our incentive compensation plans.  The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify.  We believe free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.  The difference reflects the impact from net capital expenditures, voluntary pension contributions, and special items, if any.

Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating free cash flow.  We believe investors should consider these items in evaluating our free cash flow.  We forecast our cash flow results excluding any voluntary pension contributions because we have not yet made a determination about the amount and timing of any such future contributions.  In addition, our forecast excludes the cash impact of special items because we cannot predict the amount and timing of such items.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The primary limitation of this measure is that it excludes items that have an impact on our GAAP cash flow.  Also, it subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates.  This limitation is best addressed by using FCF in combination with the GAAP cash flow results.  It should not be inferred that the entire free cash flow amount is available for future discretionary expenditures, as our definition of free cash flow does not consider certain non-discretionary expenditures, such as debt payments.  In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of free cash flow.

Because we do not predict the amount and timing of special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, we do not provide reconciliations to GAAP of our forward-looking financial measures.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results and our sale of the Touch Solutions and TE Professional Services businesses. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications, computer and consumer electronics industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that Deutsch’s operations will not be successfully integrated into ours; the risk that revenue opportunities, cost savings and other anticipated synergies from the Deutsch acquisition may not be fully realized or may take longer to realize than expected; and the risks that the divestitures of our Touch Solutions and TE Professional Services businesses may not be consummated. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2011 as well as in our Quarterly Report on Form 10-Q for the fiscal quarter ended Dec. 30, 2011, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations:	Investor Relations:
	Amy Shah	Keith Kolstrom
	610-893-9555 Office	610-893-9551 Office
	amy.shah@te.com	keith.kolstrom@te.com

	Wendy Fries	Matt Vergare
	610-893-9567 Office	610-893-9442 Office
	wendy.fries@te.com	matthew.vergare@te.com

TE CONNECTIVITY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 30,	March 25,	March 30,	March 25,
	2012	2011	2012	2011
	(in millions, except per share data)

Net sales	$3,249	$3,339	$6,419	$6,446
Cost of sales	2,228	2,331	4,455	4,447
Gross margin	1,021	1,008	1,964	1,999
Selling, general, and administrative expenses	427	431	810	820
Research, development, and engineering expenses	173	173	350	329
Acquisition and integration costs	4	1	8	18
Restructuring and other charges, net	32	11	50	50
Operating income	385	392	746	782
Interest income	7	6	12	11
Interest expense	(44)	(43)	(83)	(78)
Other income, net	11	6	12	18
Income from continuing operations before income taxes	359	361	687	733
Income tax expense	(91)	(69)	(179)	(177)
Income from continuing operations	268	292	508	556
Income (loss) from discontinued operations, net of income taxes	(10)	8	12	10
Net income	258	300	520	566
Less: net income attributable to noncontrolling interests	(1)	(1)	(3)	(2)
Net income attributable to TE Connectivity Ltd.	$257	$299	$517	$564

Amounts attributable to TE Connectivity Ltd.:
Income from continuing operations	$267	$291	$505	$554
Income (loss) from discontinued operations	(10)	8	12	10
Net income	$257	$299	$517	$564

Basic earnings (loss) per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.63	$0.66	$1.19	$1.25
Income (loss) from discontinued operations	(0.03)	0.01	0.02	0.02
Net income	$0.60	$0.67	$1.21	$1.27

Diluted earnings (loss) per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.62	$0.65	$1.17	$1.23
Income (loss) from discontinued operations	(0.02)	0.02	0.03	0.03
Net income	$0.60	$0.67	$1.20	$1.26

Dividends and cash distributions paid per common share of TE Connectivity Ltd.	$0.18	$0.16	$0.36	$0.32

Weighted-average number of shares outstanding:
Basic	427	443	426	444
Diluted	431	449	430	449

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 30,	September 30,
	2012	2011
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$2,866	$1,218
Accounts receivable, net of allowance for doubtful accounts of $40 and $38, respectively	2,288	2,341
Inventories	1,833	1,878
Prepaid expenses and other current assets	453	634
Deferred income taxes	402	402
Assets held for sale	469	508
Total current assets	8,311	6,981
Property, plant, and equipment, net	3,107	3,140
Goodwill	3,283	3,288
Intangible assets, net	606	631
Deferred income taxes	2,290	2,364
Receivable from Tyco International Ltd. and Covidien plc	1,167	1,066
Other assets	265	253
Total Assets	$19,029	$17,723

Liabilities and Equity
Current Liabilities:
Current maturities of long-term debt	$1,285	$—
Accounts payable	1,367	1,454
Accrued and other current liabilities	1,555	1,733
Deferred revenue	98	143
Liabilities held for sale	66	80
Total current liabilities	4,371	3,410
Long-term debt	2,687	2,667
Long-term pension and postretirement liabilities	1,173	1,202
Deferred income taxes	333	333
Income taxes	2,264	2,122
Other liabilities	518	505
Total Liabilities	11,346	10,239
Commitments and contingencies
Equity:
TE Connectivity Ltd. Shareholders’ Equity:
Common shares, 463,080,684 shares authorized and issued, CHF 1.37 par value	204	593
Contributed surplus	7,592	7,604
Accumulated earnings	601	84
Treasury shares, at cost, 35,579,778 and 39,303,550 shares, respectively	(1,112)	(1,235)
Accumulated other comprehensive income	389	428
Total TE Connectivity Ltd. shareholders’ equity	7,674	7,474
Noncontrolling interests	9	10
Total Equity	7,683	7,484
Total Liabilities and Equity	$19,029	$17,723

TE CONNECTIVITY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 30,	March 25,	March 30,	March 25,
	2012	2011	2012	2011
	(in millions)
Cash Flows From Operating Activities:
Net income	$258	$300	$520	$566
(Income) loss from discontinued operations, net of income taxes	10	(8)	(12)	(10)
Income from continuing operations	268	292	508	556
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	138	145	279	276
Deferred income taxes	29	(5)	78	97
Provision for losses on accounts receivable and inventories	8	7	35	12
Share-based compensation expense	18	17	35	39
Other	(6)	8	(15)	(4)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(114)	(37)	(16)	(38)
Inventories	73	(74)	(9)	(172)
Inventoried costs on long-term contracts	(1)	36	(5)	29
Prepaid expenses and other current assets	80	7	101	50
Accounts payable	5	24	(46)	34
Accrued and other current liabilities	16	84	(188)	(256)
Income taxes	(54)	14	(67)	14
Deferred revenue	2	(25)	(44)	(37)
Long-term pension and postretirement liabilities	13	22	20	44
Other	6	6	10	25
Net cash provided by continuing operating activities	481	521	676	669
Net cash provided by discontinued operating activities	41	36	53	42
Net cash provided by operating activities	522	557	729	711
Cash Flows From Investing Activities:
Capital expenditures	(140)	(113)	(270)	(227)
Proceeds from sale of property, plant, and equipment	2	4	7	12
Proceeds from sale of short-term investments	—	118	—	155
Acquisition of business, net of cash acquired	—	—	—	(717)
Other	(6)	(5)	(7)	(9)
Net cash provided by (used in) continuing investing activities	(144)	4	(270)	(786)
Net cash used in discontinued investing activities	(1)	(1)	(1)	(4)
Net cash provided by (used in) investing activities	(145)	3	(271)	(790)
Cash Flows From Financing Activities:
Increase (decrease) in commercial paper	390	—	569	(100)
Proceeds from long-term debt	748	—	748	249
Repayment of long-term debt	—	(470)	—	(470)
Proceeds from exercise of share options	36	41	48	65
Repurchase of common shares	—	(236)	(17)	(281)
Payment of common share dividends and cash distributions to shareholders	(76)	(70)	(153)	(141)
Other	32	34	40	32
Net cash provided by (used in) continuing financing activities	1,130	(701)	1,235	(646)
Net cash used in discontinued financing activities	(40)	(36)	(52)	(38)
Net cash provided by (used in) financing activities	1,090	(737)	1,183	(684)
Effect of currency translation on cash	10	9	7	12
Net increase (decrease) in cash and cash equivalents	1,477	(168)	1,648	(751)
Less: net decrease in cash and cash equivalents related to discontinued operations	—	1	—	—
Cash and cash equivalents at beginning of period	1,389	1,406	1,218	1,990
Cash and cash equivalents at end of period	$2,866	$1,239	$2,866	$1,239

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$115	$61	$168	$69

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$481	$521	$676	$669
Capital expenditures, net	(138)	(109)	(263)	(215)
Payments related to pre-separation tax matters, net	16	—	16	—
Payments to settle acquisition-related foreign currency derivative contracts	20	—	20	—
Free cash flow (1)	$379	$412	$449	$454

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Six Months Ended
	March 30,		March 25,		March 30,		March 25,
	2012		2011		2012		2011
	($ in millions)
Net Sales:
Transportation Solutions	$1,457		$1,357		$2,862		$2,668
Communications and Industrial Solutions	975		1,111		1,949		2,249
Network Solutions	817		871		1,608		1,529
Total	$3,249		$3,339		$6,419		$6,446

Operating Income:
Transportation Solutions	$227	15.6%	$211	15.5%	$450	15.7%	$400	15.0%
Communications and Industrial Solutions	75	7.7%	135	12.2%	136	7.0%	306	13.6%
Network Solutions	83	10.2%	46	5.3%	160	10.0%	76	5.0%
Total	$385	11.8%	$392	11.7%	$746	11.6%	$782	12.1%

TE CONNECTIVITY LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended March 30, 2012						Net Sales for the
	versus Net Sales for the Quarter Ended March 25, 2011						Quarter Ended
	Organic (1)		Translation (2)	Acquisition	Total		March 30, 2012
	($ in millions)
Transportation Solutions (3):
Automotive	$101	8.5%	$(18)	$—	$83	7.0%	88%
Aerospace, Defense, and Marine	21	12.6	(4)	—	17	10.4	12
Total	122	8.9	(22)	—	100	7.4	100%
Communications and Industrial Solutions (3):
Industrial	(55)	(14.3)	(1)	—	(56)	(14.9)	33
Consumer Devices	(21)	(7.5)	1	—	(20)	(7.1)	27
Data Communications	(46)	(18.1)	(1)	—	(47)	(18.4)	21
Appliance	(12)	(6.0)	(1)	—	(13)	(6.6)	19
Total	(134)	(12.1)	(2)	—	(136)	(12.2)	100%
Network Solutions (3):
Telecom Networks	(20)	(5.9)	(11)	—	(31)	(8.9)	39
Energy	18	9.0	(5)	—	13	6.7	25
Enterprise Networks	(1)	(0.7)	(7)	—	(8)	(4.4)	21
Subsea Communications	(28)	(18.5)	—	—	(28)	(18.8)	15
Total	(31)	(3.7)	(23)	—	(54)	(6.2)	100%
Total	$(43)	(1.3)%	$(47)	$—	$(90)	(2.7)%

							Percentage of
							Segment’s Total
	Change in Net Sales for the Six Months Ended March 30, 2012						Net Sales for the
	versus Net Sales for the Six Months Ended March 25, 2011						Six Months Ended
	Organic (1)		Translation (2)	Acquisition	Total		March 30, 2012
	($ in millions)
Transportation Solutions (3):
Automotive	$176	7.5%	$(13)	$—	$163	6.9%	88%
Aerospace, Defense, and Marine	35	10.9	(4)	—	31	9.7	12
Total	211	7.9	(17)	—	194	7.3	100%
Communications and Industrial Solutions (3):
Industrial	(109)	(14.7)	(1)	—	(110)	(14.7)	33
Consumer Devices	(57)	(9.7)	4	—	(53)	(8.9)	28
Data Communications	(98)	(18.9)	2	—	(96)	(18.6)	21
Appliance	(41)	(10.5)	—	—	(41)	(10.6)	18
Total	(305)	(13.6)	5	—	(300)	(13.3)	100%
Network Solutions (3):
Telecom Networks	(23)	(4.5)	(11)	117	83	15.6	38
Energy	10	2.3	(6)	—	4	1.0	25
Enterprise Networks	5	1.6	(10)	37	32	10.5	21
Subsea Communications	(40)	(13.6)	—	—	(40)	(13.7)	16
Total	(48)	(3.2)	(27)	154	79	5.2	100%
Total	$(142)	(2.2)%	$(39)	$154	$(27)	(0.4)%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

						Percentage of
						Segment’s Total
	Change in Net Sales for the Quarter Ended March 30, 2012					Net Sales for the
	versus Net Sales for the Quarter Ended December 30, 2011					Quarter Ended
	Organic (1)		Translation (2)	Total		March 30, 2012
	($ in millions)
Transportation Solutions (3):
Automotive	$63	5.2%	$(20)	$43	3.5%	88%
Aerospace, Defense, and Marine	11	7.0	(2)	9	5.3	12
Total	74	5.3	(22)	52	3.7	100%
Communications and Industrial Solutions (3):
Industrial	8	3.0	(2)	6	1.9	33
Consumer Devices	(19)	(7.1)	(2)	(21)	(7.4)	27
Data Communications	(1)	(0.7)	(2)	(3)	(1.4)	21
Appliance	21	13.1	(2)	19	11.6	19
Total	9	0.9	(8)	1	0.1	100%
Network Solutions (3):
Telecom Networks	18	6.5	—	18	6.0	39
Energy	14	7.0	(2)	12	6.1	25
Enterprise Networks	6	3.5	—	6	3.6	21
Subsea Communications	(10)	(7.3)	—	(10)	(7.6)	15
Total	28	3.8	(2)	26	3.3	100%
Total	$111	3.5%	$(32)	$79	2.5%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 30, 2012

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges	Charges, Net	(Non-GAAP) (1)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$227	$4	$2	$233
Communications and Industrial Solutions	75	—	18	93
Network Solutions	83	—	12	95
Total	$385	$4	$32	$421

Operating Margin	11.8%			13.0%

Other Income, Net	$11	$—	$—	$11

Income Tax Expense	$(91)	$—	$(9)	$(100)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$267	$4	$23	$294

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.62	$0.01	$0.05	$0.68

(1) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 25, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$211	$—	$(6)	$205
Communications and Industrial Solutions	135	—	—	135
Network Solutions	46	46	1	93
Total	$392	$46	$(5)	$433

Operating Margin	11.7%			13.0%

Other Income, Net	$6	$—	$—	$6

Income Tax Expense	$(69)	$(25)	$—	$(94)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$291	$21	$(5)	$307

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.65	$0.05	$(0.01)	$0.68

(1) Includes $29 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, $16 million of restructuring charges, and $1 million of acquisition and integration costs.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Six Months Ended March 30, 2012

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$450	$8	$(2)	$—	$456
Communications and Industrial Solutions	136	—	35	—	171
Network Solutions	160	—	17	—	177
Total	$746	$8	$50	$—	$804

Operating Margin	11.6%				12.5%

Other Income, Net	$12	$—	$—	$—	$12

Income Tax Expense	$(179)	$—	$(17)	$17	$(179)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$505	$8	$33	$17	$563

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.17	$0.02	$0.08	$0.04	$1.31

(1) Primarily relates to income tax expense associated with certain non-U.S tax rate changes.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Six Months Ended March 25, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$400	$—	$(5)	$395
Communications and Industrial Solutions	306	—	3	309
Network Solutions	76	105	1	182
Total	$782	$105	$(1)	$886

Operating Margin	12.1%			13.7%

Other Income, Net	$18	$—	$—	$18

Income Tax Expense	$(177)	$(25)	$(1)	$(203)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$554	$80	$(2)	$632

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.23	$0.18	$(0.00)	$1.41

(1) Includes $51 million of restructuring charges, $36 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, and $18 million of acquisition and integration costs.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 30, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$223	$4	$(4)	$—	$223
Communications and Industrial Solutions	61	—	17	—	78
Network Solutions	77	—	5	—	82
Total	$361	$4	$18	$—	$383

Operating Margin	11.4%				12.1%

Other Income, Net	$1	$—	$—	$—	$1

Income Tax Expense	$(88)	$—	$(8)	$17	$(79)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$238	$4	$10	$17	$269

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.55	$0.01	$0.02	$0.04	$0.63

(1) Primarily relates to income tax expense associated with certain non-U.S tax rate changes.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 24, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$211	$—	$(13)	$—	$198
Communications and Industrial Solutions	120	—	11	—	131
Network Solutions	129	10	3	—	142
Total	$460	$10	$1	$—	$471

Operating Margin	12.9%				13.2%

Other Income (Expense), Net	$(5)	$—	$—	$14	$9

Income Tax Expense	$(70)	$(3)	$—	$(35)	$(108)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$349	$7	$1	$(21)	$336

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.79	$0.02	$0.00	$(0.05)	$0.76

(1) Includes $7 million of restructuring charges, $2 million of non-cash amortization associated with acquisition accounting-related adjustments recorded in cost of sales, and $1 million of acquisition and integration costs.

(2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 30, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$848	$—	$(14)	$—	$834
Communications and Industrial Solutions	515	—	65	—	580
Network Solutions	324	138	5	—	467
Total	$1,687	$138	$56	$—	$1,881

Operating Margin	12.2%				13.7%

Other Income, Net	$27	$—	$—	$14	$41

Income Tax Expense	$(347)	$(35)	$(18)	$(35)	$(435)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,223	$103	$38	$(21)	$1,343

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.76	$0.23	$0.09	$(0.05)	$3.03

(1) Includes $80 million of restructuring charges, $39 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, and $19 million of acquisition and integration costs.

(2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

IMPACT OF ADDITIONAL WEEK (UNAUDITED)

For the Quarter Ended September 30, 2011

		Adjustments				Adjustment
		Acquisition	Restructuring		14 Weeks		13 Weeks
	14 Weeks	Related	and Other		Adjusted	Impact of	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Tax Items	(Non-GAAP) (2)	14th Week (3)	(Non-GAAP) (4)
	($ in millions, except per share data)

Operating Income	$445	$23	$56	$—	$524	$(52)	$472

Operating Margin	11.9%				14.0%		13.5%

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.74	$0.04	$0.09	$—	$0.87	$(0.08)	$0.79

(1) Includes $22 million of restructuring charges and $1 million of non-cash amortization associated with acquisition accounting-related adjustments recorded in cost of sales.

(2) See description of non-GAAP measures contained in this release.

(3) Estimated impact of the 14th week using an average weekly sales figure for the last month of the fiscal year.

(4) Excludes the impact of an additional week in the fourth quarter of fiscal 2011.

For the Year Ended September 30, 2011

		Adjustments				Adjustment
		Acquisition	Restructuring		53 Weeks		52 Weeks
	53 Weeks	Related	and Other		Adjusted	Impact of	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Tax Items (2)	(Non-GAAP) (3)	53rd Week (4)	(Non-GAAP) (5)
	($ in millions, except per share data)

Operating Income	$1,687	$138	$56	$—	$1,881	$(52)	$1,829

Operating Margin	12.2%				13.7%		13.5%

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.76	$0.23	$0.09	$(0.05)	$3.03	$(0.08)	$2.95

(1) Includes $80 million of restructuring charges, $39 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, and $19 million of acquisition and integration costs.

(2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

(4) Estimated impact of the 53rd week using an average weekly sales figure for the last month of the fiscal year.

(5) Excludes the impact of an additional week in the fourth quarter of fiscal 2011.